Exhibit 23











        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


  We consent to the incorporation by reference in the registration statements of Integra Financial Corporation and subsidiaries on Forms S-8 (File No.'s 33-20844, 33-57232, 33-88820 and 33-88822) and S-3 (File 33-20844) of our report dated January 17, 1996, on our audit of the consolidated financial statements of Integra Financial Corporation and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which is incorporated by reference in this Annual Report on the Form 10-K.




  /s/ Coopers & Lybrand L.L.P.
  Pittsburgh, Pennsylvania
  January 26, 1996